EXHIBIT 10.1

THIS AGREEMENT ("Settlement Agreement") among RMS TITANIC, INC. ("Seller"), ARGOSY INTERNATIONAL, LTD. ("Purchaser"), GRAHAM JESSOP ("Jessop") and DANEPATH, LTD. (the "Corporation") dated as of January 17, 2003.


                              W I T N E S S E T H:


     WHEREAS, pursuant to the Agreement dated April 2, 2002, Seller agreed and did sell to Purchaser all the shares of the Corporation pursuant to the Agreement; and

     WHEREAS, the Corporation was the owner of the ship "Explorer" with all equipment located thereon and used in connection with the Explorer; and

     WHEREAS, the Agreement was modified pursuant to a modification agreement dated April 4, 2002 (the "Original Modification Agreement") and June 1, 2002 (the "Second Modification Agreement"). The Agreement and the two modifications are hereinafter collectively referred to as the "Agreement"); and

     WHEREAS, pursuant to the Second Modification Agreement, Purchaser's obligation was modified so that the purchase price owed to Seller by Purchaser was ONE MILLION FIVE HUNDRED THOUSAND ($U.S.1,500,000) U.S. DOLLARS (the "Purchase Price") and the Purchase Price of ONE MILLION FIVE HUNDRED THOUSAND ($U.S.1,500,000) U.S. DOLLARS was reduced by Seller's obligation to the Corporation of TWO HUNDRED FORTY THOUSAND ($U.S.240,000) U.S. DOLLARS (without taking into account the Corporation's obligation to Seller in the amount of ONE MILLION THREE HUNDRED SIXTY TWO THOUSAND SEVEN HUNDRED FORTY SEVEN ($U.S.1,362,747) U.S. DOLLARS)); and

     WHEREAS, Purchaser has paid Seller the sum of ONE HUNDRED THOUSAND ($U.S.100,000) U.S. DOLLARS at the time of signing the Agreement. The Purchaser is obligated to Seller for the remaining ONE MILLION FOUR HUNDRED THOUSAND ($U.S.1,400,000) U.S.



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DOLLARS,  which was due October 2, 2002, together with interest at 8% per annum;
and WHEREAS, to secure Purchaser's obligations to Seller, Purchaser has granted Seller a security interest in ONE MILLION SEVEN HUNDRED FOUR THOUSAND FIVE HUNDRED FORTY FIVE (1,704,545) shares of common stock of Seller owned of record and beneficially by Purchaser, all in accordance with a pledge agreement (the "Argosy/Titanic Pledge Agreement") executed on April 2, 2002; and

     WHEREAS, the Corporation at the time of Agreement was owed Seller the sum of ONE MILLION THREE HUNDRED SIXTY TWO THOUSAND SEVEN HUNDRED FORTY SEVEN AND 70/100 ($U.S.1,362,747.70) U.S. DOLLARS and as a result of the Seller's obligation to the Corporation of TWO HUNDRED FORTY THOUSAND ($U.S.240,000) U.S. DOLLARS, the Corporation is owed Seller the sum of ONE MILLION ONE HUNDRED
TWENTY TWO THOUSAND SEVEN HUNDRED FORTY SEVEN AND 70/100 ($U.S.1,122,747.70) U.S. DOLLARS (the "Seller/Danepath Receivable"); and

     WHEREAS, pursuant to date of Deed of Covenant and Mortgage (collectively referred to as the "Original Mortgage") from the Corporation to Seller dated
April 2, 2002 and registered with the appropriate governmental offices in the United Kingdom on April 4, 2002 and the Corporation granted Seller a charge or lien on the SV Explorer (the "Vessel"), together with all of the equipment located on the SV Exlorer on April 2, 2002; and

     WHEREAS, Purchaser has defaulted its obligations to Seller in the amount of the outstanding obligation of ONE MILLION ONE HUNDRED SIXTY THOUSAND ($U.S.1,160,000) U.S. DOLLARS, together with interest from April 2, 2002 (the "Date of Default"); and

     WHEREAS, the parties hereto desire as follows: (a) Purchaser reassigns to Seller the Seller/Danepath Receivable; (b) the Original Mortgage will be released and discharged; and



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     WHEREAS,  Seller organized a United Kingdom limited liability company under the name of Seatron Limited ("Titanic Subsidiary"); and

     WHEREAS, a new Deed of Covenant and Mortgage (the "New Mortgage") be executed and delivered by the Corporation to Seller to secure all monies owed to Seller by the Corporation; and

     WHEREAS, at the date of transfer of the Vessel from the Corporation to the Titanic subsidiary, the Vessel be subject to the New Mortgage; and

     WHEREAS, the Corporation has agreed to transfer the Vessel to the Titanic Subsidiary for the sum of the Seller/Danepath Receivable; and

     WHEREAS, Purchaser shall pay Seller the sum of TWO HUNDRED FIFTY THOUSAND (U.S.$250,000) U.S. DOLLARS in consideration for expenses and other sums incurred by Seller as a result of the default in the payment of obligations of Purchaser to Seller; and

     WHEREAS the parties desire to expedite the resolution of the issues raised by the default by Purchaser to Seller.

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, and other good and valuable consideration, all the parties agree as follows:

     1. Cancellation and Discharge of the Original Mortgage. Simultaneously herewith, Seller releases the Corporation from its obligation under the Original Mortgage. Nothing contained herein shall release Seller of any monies to be owed to it by the Corporation. Seller and the Corporation acknowledge that the Corporation is indebted to Seller in the amount of ONE MILLION ONE HUNDRED TWENTY TWO THOUSAND AND SEVEN HUNDRED FORTY SEVEN AND 70/100 ($U.S.1,122,747.70) U.S. DOLLARS.



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     2. The New  Mortgage.  To secure the  Corporation's  debt owed to Seller on account of the Seller/Danepath Receivable, the Corporation simultaneously herewith has executed and delivered to Seller the New Mortgage, which New Mortgage will be recorded in the appropriate governmental office.

     3. Transfer of Seller's Receivable to Titanic Subsidiary. Simultaneously herewith, Seller has transferred and assigned to Titanic subsidiary the Seller/Danepath Receivable so that on the financial statements of Titanic Subsidiary, Titanic Subsidiary will have a receivable from the Corporation of the Seller/Danepath Receivable and the account capital of the Titanic Subsidiary will include such Seller/Danepath Receivable.

     4. Transfer of Vessel. Immediately subsequent to the recordation of the New Mortgage, the Corporation will sign and acknowledge a bill of sale of the Vessel and all documents referring to the transfer of the Vessel to Titanic Subsidiary. The consideration of the transfer of the Vessel shall be the release, satisfaction and discharge of the Seller/Danepath Receivable.

     5. Release and New Obligation of Purchaser. Seller hereby releases Purchaser's obligations to pay Seller the sum of ONE MILLION ONE HUNDRED SIXTY THOUSAND ($U.S.1,160,000) U.S. DOLLARS arising out of the sale and transfer of the shares of the Corporation. Purchaser shall pay Seller within twelve months from the date hereof, the TWO HUNDRED FIFTY THOUSAND ($U.S.250,000) U.S. DOLLARS representing the expenses and other sums in connection with the transaction set forth in this Agreement. Purchaser shall execute and deliver a recourse promissory note in the sum of TWO HUNDRED FIFTY THOUSAND ($U.S.250,000) U.S. DOLLARS.

     6. Release and Discharge of Seller's Security Interest. Simultaneously herewith, Seller has released its security interest in the ONE MILLION SEVEN HUNDRED FOUR THOUSAND FIVE HUNDRED FORTY FIVE (1,704,434) shares of common stock of Seller owned of record and beneficially by Purchaser. Purchaser has



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instructed seller to hold possession of such shares,  all in accordance with the new stock pledge agreement to secure Purchaser's obligation for TWO HUNDRED FIFTY THOUSAND ($U.S.250,000) U.S. DOLLARS, all in accordance with paragraph 5 of this Agreement.

     7. Collateral. Simultaneously herewith, Purchaser has executed and delivered the new stock pledge agreement evidencing a pledge of ONE MILLION SEVEN HUNDRED FOUR THOUSAND FIVE HUNDRED FORTY FIVE (1,704,545) shares of common stock of Seller, representing all of Purchaser's shares of Seller. Purchaser has delivered or caused to be delivered to Seller its shares of Seller, together with a stock power duly executed and guaranteed. The pledge is to secure the TWO HUNDRED FIFTY THOUSAND ($U.S.250,000) U.S. DOLLARS obligation owed by Purchaser to Seller as set forth in paragraph 5 of this Agreement.

     8. Consequences of Settlement Agreement. As a result of the provisions of this Agreement, the respective rights and obligations are as follows:

          (a) Purchaser's financial obligation to Seller in the original amount of ONE MILLION ONE HUNDRED SIXTY THOUSAND ($U.S.1,160,000) U.S. DOLLARS in accordance with the Settlement Agreement is released and Seller has no rights and obligations for said debt against Purchaser.

          (b) Purchaser is obligated to Seller in the sum of TWO HUNDRED FIFTY THOUSAND (U.S.$250,000) U.S. DOLLARS and has secured its obligation to Seller by the pledge of all of Purchaser's shares of Seller with the amount of ONE MILLION SEVEN HUNDRED FOUR THOUSAND FIVE HUNDRED FORTY FIVE (1,704,545) shares of common stock of Seller.

          (c) To secure the Seller/Danepath Receivable owed by the Corporation to Seller, the Corporation has executed and delivered to Seller the New Mortgage.



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          (d)  Seller  has  transferred,   assigned  and  delivered  to  Titanic
     Subsidiary the Seller/Danepath  Receivable and the Corporation acknowledges
     that  it  owes  Titanic  subsidiary  the  amount  of  the   Seller/Danepath
     Receivable.

          (e) The corporation has transferred ownership of the Vessel to Titanic Subsidiary and as a result of said transfer, the Seller/Danepath Receivable is of no further legal effect.

     IN WITNESS WHEREOF, the parties have executed this Agreement the date above written.

                                        RMS TITANIC, INC.
                                        --------------------------
                                        By /s/ Arnie Geller


                                        ARGOSY INTERNATIONAL, LTD.
                                        --------------------------
                                        By /s/ Graham Jessop


                                        DANEPATH, LTD.
                                        --------------------------
                                        By /s/ Graham Jessop


                                        GRAHAM JESSOP
                                        --------------------------
                                        /s/ Graham Jessop





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